Exhibit 10.27

DOMAIN NAME ASSIGNMENT AGREEMENT

This Domain Name Assignment Agreement (this “Agreement”), dated as of July 21, 2004, is made by and between Elan Pharmaceuticals, Inc., a Delaware corporation (“Assignor”), and Acorda Therapeutics, Inc., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of July 21, 2004 (the “Asset Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Asset Purchase Agreement;

WHEREAS, Assignor has registered and adopted the Internet domain names set forth on Schedule A attached hereto and incorporated herein by reference (the “Domain Names”) with Network Solutions (together with any affiliated or other entity that is responsible for the registration of domain names in the United States, “NSI”); and

WHEREAS, Assignee is acquiring all right, title and interest in and to the Domain Names from Assignor pursuant to the terms of the Asset Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Subject to the terms and conditions of the Asset Purchase Agreement and the other Related Agreements, Assignor does hereby sell, grant, convey, assign, transfer, and deliver to Assignee, free and clear of any Encumbrances other than Permitted Encumbrances, all right, title and interest in and the Domain Names and all goodwill associated therewith.

2.             Assignor covenants and agrees that it shall promptly carry out jointly with Assignee the formal transfer of the Domain Names to Assignee in accordance with the domain name transfer procedure of NSI (the “Transfer Procedure”). Assignor hereby agrees that it shall take such further actions and execute such other instruments as Assignee may reasonably request to give effect to the foregoing assignment of the Domain Names, including, but not limited to, such documents as are necessary to effect the formal transfer of the Domain Names to Assignee in accordance with the Transfer Procedure.  All customary costs charged by NSI in connection with the Transfer Procedure shall be paid solely by Assignee.  In connection with this transfer, Assignor shall provide any necessary information to NSI or its designee, including but not limited to, the name or names identified by Assignee for billing, administrative and technical contacts, to the extent required by the Transfer Procedures.

3.             As soon as reasonably possible after the date hereof, Assignor will stop all use of the Domain Names for any purpose, including, but not limited to, use for an Internet site or for electronic mail.  Assignor shall not adopt any new uses of the Domain Names.

4.             Assignor shall not use the Domain Names alone or in combination with any other terms, will Assignor register or use any confusingly similar designation, trademark, service mark, trade name nor domain name in connection with the promotion or sale of any service or products anywhere in world.

5.             Assignor shall not challenge or object to Assignee’s right to register, use, own or transfer the Domain Names anywhere in the world.

6.             Notwithstanding any other provisions of this Agreement to the contrary, nothing contained in this Agreement shall in anyway supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, or any of the obligations and indemnifications of Assignor or Assignee set forth in the Asset Purchase Agreement and the other Related Agreements.  This Agreement is intended only to effect the transfer of certain property transferred pursuant to the Asset Purchase Agreement and the other Related Agreements and shall be governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement and the other Related Agreements.

7.             This Agreement shall be governed by and enforced in accordance with and governed by laws of the State of New York, without giving effect to conflicts of law principles.

8.             This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9.             Each party represents that is has taken all necessary action to authorize the execution and delivery of this Agreement.

10.           This Agreement may be executed by the parties herein in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts and facsimiles shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ELAN PHARMACEUTICALS, INC.

By:	/s/
	Name:	Jack Laflin
	Title:	Executive Vice President,
Global Core Services

ACORDA THERAPEUTICS, INC.

By:	/s/
	Name:	Ron Cohen
	Title:	President & CEO

[SIGNATURE PAGE TO DOMAIN NAME ASSIGNMENT AGREEMENT]

SCHEDULE A

DOMAIN NAMES

1.               ZANAFLEX.COM

2.               ZANAFLEX.ORG

3.               ZANAFLEX.NET

4.               ZANAFLEX BIZ

5.               ZANAFLEX.US

6.               ZANAFLEX.INFO